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                                                                       EXHIBIT 1



                               REGAL CINEMAS, INC.

                                2,875,000 Shares
                                       of

                                  Common Stock

                             UNDERWRITING AGREEMENT

                                                                  May ____, 1996

J.C. BRADFORD & CO.
MONTGOMERY SECURITIES
WHEAT, FIRST SECURITIES, INC.
  As Representatives of
  the several Underwriters
c/o J.C. Bradford & Co.
J.C. Bradford Financial Center
330 Commerce Street
Nashville, Tennessee 37201-1809

Ladies and Gentlemen:

                  Regal Cinemas, Inc., a Tennessee corporation (the "Company"), confirms its agreement with you and the other Underwriters named in Schedule A hereto (the "Underwriters," which term shall also include any underwriter substituted as hereinafter provided in Section 10) for each of whom J.C. Bradford & Co., Montgomery Securities and Wheat, First Securities, Inc. are acting as Representatives for the purposes of this Agreement, with respect to the sale by the Company of 2,500,000 shares (the "Firm Shares"), of the Company's Common Stock, no par value (the "Common Stock"), and the purchase by the Underwriters, acting severally and not jointly, of the number of Firm Shares of Common Stock set forth in Schedule A opposite their names. The Company also confirms its agreement to sell to the Underwriters, upon the terms and conditions set forth herein, up to a total of 375,000 additional shares (the "Additional Shares") of the Common Stock in such manner as described in Section
3. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "Shares."

                  Section 1. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter and agrees that:
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                           (a) The Company has filed with the Securities and
                  Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-_________), including a related preliminary prospectus, for the registration of the Shares in accordance with the Securities Act of 1933, as amended (the "Act"), and the published rules and regulations of the Commission thereunder (the "Regulations"); the Company has filed such amendments to the registration statement, and such amended preliminary prospectuses, as may have been required to the date hereof, and the Company will prepare and proposes to file prior to the effectiveness of such registration statement one or more amendments to the registration statement, including a final form of prospectus. Copies of the registration statement and any amendments thereto, and all forms of related prospectuses contained therein, have been delivered to you. The registration statement and the prospectus, as amended or supplemented, on file with the Commission at the time the registration statement becomes effective, are hereinafter called the "Registration Statement" and the "Prospectus," respectively. In the event that the prospectus first filed with the Commission pursuant to Rule 424(b) of the Commission under the Act (the "424(b) Prospectus") differs from the prospectus on file with the Commission at the time the Registration Statement becomes effective, including any prospectus filed with the Commission that discloses all the information that was omitted from the prospectus on the effective date pursuant to Rule 430A of the Regulations, the term "Prospectus" shall mean the 424(b) Prospectus from and after the time it is filed or mailed to the Commission for filing.

                           (b) When the Registration Statement becomes
                  effective, and at all times subsequent thereto up to and including the Closing Time (hereinafter defined): (i) the Registration Statement and the Prospectus and any amendments or supplements thereto will comply with the provisions of the Act and the Regulations; (ii) there will be no stop order of the Commission, any court of competent jurisdiction or the securities administrator of any state in which the Shares have been, or are to be, registered or qualified, in effect, pending or threatened with respect to the effectiveness of the Registration Statement or the distribution of the Prospectus; and (iii) neither the Registration Statement nor the Prospectus will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that none of the representations and warranties in this subsection shall apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of any Underwriter through you expressly for use in the Registration Statement or the Prospectus.

                           (c) The Company has been duly incorporated and is
                  validly existing as a corporation under the laws of the State of Tennessee with corporate power

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                  and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement. The Company is duly licensed or qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on the conduct of its business or the ownership or leasing of its properties in such jurisdiction.

                           (d) The Company has three subsidiaries, which have
                  been duly incorporated and are validly existing as corporations under the laws of the State of South Carolina, the State of Georgia and the State of Virginia and each is duly licensed or qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse affect on the conduct of the business or the ownership or leasing of properties in such jurisdiction of the Company and its subsidiaries, taken as a whole; all of the issued and outstanding shares of each such subsidiary have been duly and validly issued and are fully paid and non-assessable; and, all of such shares are owned by the Company, free and clear of any mortgage, pledge, lien, encumbrance, claim or equity.

                           (e) The Company has an authorized capitalization as
                  of December 28, 1995 as set forth in the Registration Statement and, at the time of delivery of the Shares to you hereunder against payment therefor, the Shares and all other outstanding shares of Common Stock will have been duly authorized and issued, will be fully paid and nonassessable, and will conform to the description thereof contained in the Prospectus. There are no restrictions upon the transfer of the Shares pursuant to the Company's Charter, Bylaws or other governing documents or any agreement or other instrument to which the Company is a party or by which it may be bound except as described in the Prospectus. Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of Common Stock or any other securities of the Company.

                           (f) All offers and sales of the Company's capital
                  stock prior to the date hereof, other than pursuant to effective registration statements under the Act, were at all relevant times exempt from the registration requirements of the Act and were duly registered or the subject of an available exemption from the registration requirements of the applicable state securities or Blue Sky laws, or the relevant statutes of limitations have expired, or civil liability therefor has been eliminated by an offer to rescind.

                           (g) The financial statements and related notes and
                  schedules included in the Registration Statement and the Prospectus or incorporated by reference therein present fairly the consolidated financial condition of the Company and its

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                  subsidiaries at the dates indicated and the consolidated
                  results of their operations for the periods specified. These financial statements and related notes and schedules have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved (except as stated therein). The unaudited pro forma financial statements included in the Registration Statement and the Prospectus comply in all material respects with the applicable accounting requirements of Article II of Regulation S-X promulgated by the Commission, and the pro forma adjustments have been applied properly to the historical financial statements. The other financial and statistical information set forth in the Registration Statement and the Prospectus or incorporated by reference therein fairly presents the information set forth therein on the basis set forth in the Registration Statement and the Prospectus. Coopers & Lybrand L.L.P., who have certified certain of the financial statements of the Company, are independent public accountants as required by the Act and the Regulations. Deloitte & Touche LLP, who have certified certain of the financial statements of Litchfield Theatres, Ltd., and Ernst & Young LLP, who have certified certain of the financial statements of Neighborhood Entertainment, Inc., are independent public accountants as required by the Act and the Regulations.

                           (h) This Agreement has been duly authorized, executed
                  and delivered by, and constitutes the legal, valid and binding obligation of, the Company.

                           (i) Since the respective dates as of which
                  information is given in the Registration Statement and the Prospectus, except as may otherwise be stated or contemplated therein: (i) there has not been any material adverse change in the condition of the Company and its subsidiaries, taken as a whole, financial or otherwise, or in the earnings, business prospects or current operations of the Company and its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business; (ii) there have not been any material transactions entered into by the Company or any of its subsidiaries which are required to be disclosed in the Registration Statement; (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock or any material change in the capital stock or increase in the long term indebtedness of the Company; (iv) no action, suit or proceeding at law or in equity and no governmental or regulatory proceeding has occurred or is pending or, to the knowledge of the Company, threatened against or affecting the Company or its subsidiaries wherein an unfavorable decision, ruling or finding would have a material adverse effect on the consummation of this Agreement or the business, operations, financial condition, income or business prospects of the Company and its subsidiaries, taken as a whole,; and (v) neither the Company nor any of its subsidiaries has sustained a loss of, or damage to, their respective properties (whether or not insured) that would have a material adverse effect on the business, operations, financial condition, income or business prospects of the Company and its subsidiaries, taken as a whole.

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                           (j) There are no contracts, instruments or other
                  documents of the Company or its subsidiaries that are required by the Act or the Regulations to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that have not been described or filed as required.

                           (k) The performance of this Agreement and the
                  consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms or provisions of, or constitute a default by the Company under, any indenture, mortgage, deed of trust, note or other material agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound, the Company's Charter or Bylaws, or any statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, its subsidiaries or any of their respective properties, which breach, violation or default would have a material adverse effect on the financial condition or operations of the Company and its subsidiaries, taken as a whole; all licenses and other governmental approvals material to the operation of the facilities owned by, and the conduct of the business of, the Company and its subsidiaries have been duly obtained and are in full force and effect; and except such as may be required under the Act or state securities laws or by the National Association of Securities Dealers, Inc. (the "NASD") in connection with the purchase and distribution of the Shares by you, no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement.

                           (l) Each of the Company and each of its subsidiaries
                  has good and marketable title to all properties and assets owned by it, free and clear of all liens, charges, encumbrances, defects or restrictions, except (i) for the security interest granted to the lenders under the Company's Credit Facility (as defined in the Prospectus) and (ii) as otherwise described in the Prospectus or such matters as are not materially significant to the business of the Company and its subsidiaries, taken as a whole; all of the leases material to the business of the Company under which the Company holds real property are in full force and effect, and neither the Company nor any of its subsidiaries is in default under any of the material terms or provisions of any of such leases, and there is no known claim of any sort that has been asserted by anyone adverse to the Company's or its subsidiaries' rights as lessee under any of the leases mentioned above, or affecting or questioning its right to the continued possession of the leased premises under any such lease.

                           (m) The Company's system of internal accounting
                  controls taken as a whole is sufficient to meet the broad objectives of internal accounting control insofar as those objectives pertain to the prevention or detection of errors or irregularities in amounts that would be material in relation to the Company's

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                  financial statements; and, to the knowledge of the Company, neither the Company nor any of its subsidiaries nor any employee or agent of the Company has made any payment of funds of the Company or received or retained any funds in violation of any law, rule or regulation which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectus.

                   (n) The Company and its subsidiaries operate their business in conformity in all material respects with and is not in violation of any applicable statute, law, ordinance, governmental rule or regulation or court decree to which each may be subject wherein any such violation would have a material adverse effect on the financial condition or operations of the Company and its subsidiaries, taken as a whole.

                   (o) All tax returns of the Company and its subsidiaries
                  required by law to be filed prior to the date hereof have been filed except for those returns as to which the failure to file would not have a material adverse effect on the Company and its subsidiaries, taken as a whole. All taxes, assessments, fees, penalties, interest and other governmental charges that are shown to be due and payable with respect to the Company and its subsidiaries have been paid.

                   (p) No labor dispute exists with the Company's employees or is imminent that would materially adversely affect the Company and its subsidiaries, taken as a whole. The Company is not aware of any existing or imminent labor disturbance by any of its employees that would be expected to materially adversely affect the financial condition or operations of the Company and its subsidiaries, taken as a whole.

                  Any certificate signed by any officer of the Company and delivered to you or to counsel for the Underwriters in connection with the Closing shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

                  Section 2. Representations and Warranties of the Underwriters.

                  The Representatives, on behalf of the several Underwriters, represent and warrant to the Company that the information set forth (a) on the cover page of the Prospectus with respect to the public offering price and the underwriting discount and (b) the third paragraph and the listing of the names of and the number of shares to be purchased by the Underwriters in the first paragraph under "Underwriting" in the Prospectus was furnished to the Company by and on behalf of the Underwriters for use in connection with the preparation of the Registration Statement and such information is accurate in all material respects. The Representatives further represent and warrant to the Company that such Representatives have the authority to act on behalf of the several Underwriters in connection with this Agreement and the offering contemplated hereby.


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                  Section 3. Purchase by, and Sale and Delivery to, Underwriters
- - Closing Time.

                           (a) On the basis of the representations, warranties
                  and covenants herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and/or sell to each Underwriter, and each Underwriter, severally and not jointly, agrees to purchase from the Company at $_______ per share, the number of the Firm Shares set forth in Schedule A opposite the name of each Underwriter.

                           The Company is advised by you that the Underwriters
                  propose to make a public offering of the Shares as soon after the effective date of the Registration Statement as in your judgment is advisable, and to offer the Shares initially upon the terms set forth in the Prospectus.

                           (b) The Company hereby agrees to sell to the several
                  Underwriters and, upon the basis of the representations, warranties and covenants herein contained, and subject to the terms and conditions hereof, the Underwriters shall have the right to purchase, severally, up to 375,000 Additional Shares at the purchase price per share stated above, in the manner described below. Additional Shares may be purchased solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each Underwriter, severally, agrees to purchase such Additional Shares (in each instance subject to such adjustments as you may determine to avoid fractional shares) from the Company that proportion of the number of Additional Shares, which the number of Firm Shares set forth opposite the name of each Underwriter in Schedule A hereto (or such number increased as set forth in Section 10 hereof) bears to 2,500,000 Shares, up to a total of 375,000 Shares.

                           The option granted hereby may be exercised as to all
                  or any part of the Additional Shares at any time (but only once) within 30 days after the date the Registration Statement becomes effective. You shall not be under any obligation to purchase any Additional Shares prior to the exercise of such option. The option granted hereby may be exercised by your giving written notice to the Company setting forth the number of Additional Shares to be purchased and the date and time for delivery of and payment for such Additional Shares and stating that the Additional Shares referred to therein are to be used solely for the purpose of covering over-allotments in connection with the distribution and sale of the Firm Shares. If such notice is given prior to the Closing Time, the date set forth therein for such delivery and payment shall not be earlier than two full business days thereafter or the Closing Time, whichever occurs later. If such notice is given on or after the Closing Time, the date set forth therein for such delivery and payment shall not be earlier than three full business days thereafter. In either event, the date so set forth shall not be more than 15 full business days after the


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                  date of such notice. The date and time set forth in such
                  notice is herein called the "Option Closing Time." Upon exercise of the option, the Company shall become obligated to sell to you in the manner provided above and, subject to the terms and conditions herein set forth, you shall become obligated to purchase from the Company the number of Additional Shares specified in such notice. Additional Shares shall be purchased for the accounts of the several Underwriters in proportion to the number of Firm Shares set forth opposite such Underwriter's name in Schedule A hereto, except that the respective purchase obligations of each Underwriter shall be adjusted so that no Underwriter shall be obligated to purchase fractional Additional Shares.

                           (c) Payment of the purchase price for, and delivery
                  of certificates for, the Shares to be purchased by the Underwriters shall be made at the offices of Waller Lansden Dortch & Davis, Nashville City Center, Suite 2100, 511 Union Street, Nashville, Tennessee 37219, or at such other place as shall be agreed upon by you and the Company, at 10:00 am., Nashville Time, on the third full business day (unless postponed in accordance with the provisions of Section 10 hereof) following the date this Agreement becomes effective, or, at the election of the Underwriters, on the fourth full business day after this Agreement becomes effective, if it becomes effective after 4:30 p.m. Eastern time, or at such other time not later than the seventh full business day thereafter as the Underwriters and the Company may determine (the "Closing Time"). Payment shall be made to the Company by certified or official bank check or checks in New York Clearing House (next day) funds payable to the order of the Company against delivery by the Company to you for the respective accounts of the Underwriters of certificates for the Firm Shares to be purchased by the Underwriters.

                           Payment of the purchase price for, and delivery of
                  certificates for, the Additional Shares to be purchased by the Underwriters shall be made at said offices of Waller Lansden Dortch & Davis upon such date (the "Option Closing Time"), which may be the same as the Closing Time but shall in no event be earlier than the Closing Time nor earlier than three nor later than ten business days after the giving of written notice from you to the Company of your determination to purchase the number of Additional Shares specified in said notice. Said notice may be given at any time within 30 days after the date of this Agreement. The Option Closing Time may be varied by agreement between you and the Company. Certificates for Additional Shares will be delivered to you for the respective accounts of the several Underwriters against payment in the manner specified in the preceding paragraph.

                           Certificates for the Shares shall be registered in
                  such names and denominations as you may request in writing at least two business days before the Closing Time, or the Option Closing Time, as the case may be. It is understood that each Underwriter has authorized you, for the account of such Underwriter,

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                  to accept delivery of, receipt for and make payment of the purchase price for the Shares that it has agreed to purchase. You may (but shall not be obligated to) make payment of the purchase price for the Shares to be purchased for any Underwriter if a check shall not have been received by the Closing Time, or the Option Closing Time, as the case may be, for the account of such Underwriter, but any such payment shall not relieve any such Underwriter from any obligations hereunder. The Company will permit you, on or before the first business day prior to the Closing Time, or the Option Closing Time, as the case may be, to examine and package for delivery the certificates for the Shares to be purchased by the Underwriters.

                  Section 4. Covenants of the Company. The Company covenants and agrees with each Underwriter that:

                           (a) The Company will use its best efforts to cause
                  the Registration Statement and any subsequent amendments thereto to become effective as promptly as possible, or at such time as shall be mutually agreeable to the Company and the Representatives. The Company will comply with the provisions of and make all requisite filings with the Commission pursuant to Rules 424 and 430A of the Regulations. The Company will not at any time, whether before or after the effective date, file any amendment to the Registration Statement or supplement to the Prospectus of which the Representatives shall not previously have been advised and furnished with a copy a reasonable time prior to the proposed filing, or to which the Representatives shall have reasonably objected or which is not in compliance with the Act and the Regulations. The Company will prepare and file with the Commission, promptly upon the Representatives' request, any amendments to the Registration Statement or supplements to the Prospectus that may be necessary or advisable in connection with the distribution of the Shares by the several Underwriters, and will use its best efforts to cause the same to become effective as promptly as possible, or at such time as shall be mutually agreeable to the Company and the Representatives.

                           (b) The Company will notify the Representatives
                  immediately (i) of the effectiveness of the Registration Statement and any amendment thereto, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the prospectus or for additional information with respect thereto, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance by the Commission of any stop order, and if any such stop order shall at any time be issued, to obtain the lifting thereof at the earliest possible moment.

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                           (c) The Company will deliver to you, without charge
                  and as soon as available, two signed copies of the Registration Statement as originally filed and of each amendment thereto, together with two sets of exhibits filed therewith, and will also make available to each of the Underwriters conformed copies of the Registration Statement as originally filed and of each amendment thereto (without exhibits).

                           (d) The Company will deliver to each Underwriter from
                  time to time, before the Registration Statement becomes effective, such number of copies of the preliminary prospectus as originally filed and any amended preliminary prospectus, and as soon as the Registration Statement becomes effective and thereafter, from time to time, during the period when the Prospectus is required to be delivered under the Act, such number of copies of the Prospectus, as any Underwriter may reasonably request.

                           (e) If, at any time when any of the Underwriters is
                  required by law to deliver a Prospectus in connection with the sale of the Shares, any event relating to or affecting the Company shall occur as a result of which it is necessary, in the opinion of counsel for the Company or counsel for the Underwriters, to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, the Company will forthwith prepare and furnish to the Underwriters a reasonable number of copies of an amendment or amendments to, or a supplement or supplements to, the Prospectus which will amend or supplement the Prospectus so that, as so amended or supplemented, it will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading. If any event occurs that leads counsel for the Underwriters to believe that such an amendment or supplement may be necessary, the Company will furnish such information with respect to itself related to such event as you may reasonably request. If such event shall occur more than nine months from the date hereof, the Underwriters will reimburse the Company for its reasonable expenses incurred in complying with this paragraph.

                           (f) The Company will endeavor in good faith, in
                  cooperation with the Underwriters, to register or qualify the Shares for offering and sale under the applicable securities laws of such jurisdictions as you may designate; provided, however, that the Company shall not be obligated to file any general consent to service or to qualify or be subject to taxation as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified. In each jurisdiction where any of the Shares shall have been qualified as above provided, the Company will make and file such statements and reports as are or may be reasonably required by the laws of such jurisdiction to continue such qualification

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                  in effect so long as such qualification is required in
                  connection with the sale of the Shares in such jurisdiction.

                           (g) The Company will make generally available to its
                  security holders as soon as practicable, but no later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Section 11(a) of the Act, which need not be certified by independent public accountants unless required by the Act or the Regulations) covering a twelve-month period commencing after the effective date of the Registration Statement but not later than the first day of the Company's fiscal quarter next following the effective date of the Registration Statement.

                           (h) The Company will for a period of five years from
                  the effective date of the Registration Statement promptly furnish to you and upon request, to each of the other
                  Underwriters:

                                    (i) copies of any report, application or
                           document that the Company shall file with the Commission or any securities exchange;

                                    (ii) copies of each communication that the
                           Company shall send to its stockholders as a class;
                           and

                                    (iii) such other publicly available
                           information concerning the Company as you may reasonably request that, in your judgment, affects the stockholders of the Company.

                           (i) For a period of 60 days from and after the date
                  of this Agreement, the Company will not, and each of the executive officers and directors of the Company will not, directly or indirectly, without your prior written consent, sell, transfer, give, pledge, hypothecate or otherwise dispose of, nor enter into an agreement regarding the same, any shares of Common Stock or options, warrants or rights to acquire such Common Stock that such person may beneficially own. Notwithstanding the foregoing, during such period the Company
                  (i) may grant stock options pursuant to the Company's 1993 Outside Directors' Stock Option Plan and 1993 Employee Stock Incentive Plan; (ii) may issue shares of Common Stock upon the exercise of any warrants described as outstanding in the Registration Statement; or (iii) may issue shares of Common Stock in connection with an acquisition or merger.

                           (j) The Company will cause to be filed with the
                  Commission and the securities administrators of any state in which the Shares are registered or qualified, all reports of sales of the Shares, notices of termination of the offering of the Shares and any other post-effective filings as may be required by the Regulations or applicable state securities laws and regulations.

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                           (k) The Company will apply the net proceeds from the
                  sale of the Shares as set forth under the caption "Use of Proceeds" in the Prospectus.

                  Section 5. Payment of Expenses. Whether or not this Agreement becomes effective or the sale of the Shares to the Underwriters is consummated or this Agreement is terminated, the Company will pay all fees and expenses incident to the performance of its obligations under this Agreement, including
(i) the printing and filing of the Registration Statement and Prospectus and the printing of the Agreement Among Underwriters, Underwriting Agreement and Selected Dealer Agreement, (ii) the issuance and delivery of the Shares to the Underwriters, including original issue and stock transfer taxes, if any, payable upon the issue or transfer and sale of the Shares to the Underwriters and transfer agents' and registrars' fees, (iii) the fees and disbursements of the Company's counsel and accountants related to the preparation of the Registration Statement and Prospectus, (iv) the registration or qualification of the Shares under securities laws in accordance with the provisions of Section 4(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Memoranda, (v) the printing and delivery to the Underwriters in quantities as hereinabove stated of copies of the Registration Statement and all amendments thereto, of any preliminary prospectus, and of the Prospectus and any amendments or supplements thereto, (vi) the printing and delivery to the Underwriters of copies of the Blue Sky Memoranda to be prepared by counsel for the Underwriters, and (vii) the filing fees of the Commission and filing fees and expenses incident to obtaining any required review by the NASD of the terms of the sale of the Shares.

                  If this Agreement is cancelled by you in accordance with the provisions of Section 6 or is terminated by you prior to the Closing Time in accordance with the provisions of Section 9(b)(i) or the Company prevents this Agreement from becoming effective in accordance with the provisions of Section 9(a) prior to the Closing Time, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees, expenses and disbursements of counsel for the Underwriters incurred by the Underwriters in connection with investigating, preparing to market and marketing the Shares and proposing to purchase the Shares under this Agreement or otherwise incurred by the Underwriters in connection with their obligations hereunder. The provisions of this Section shall not affect any agreement that the Company may have for the payment of such costs and expenses.

                  Section 6. Conditions of Underwriters' Obligations. The several obligations of the Underwriters hereunder to purchase the Shares are subject to the accuracy of and compliance with the representations and warranties of the Company at and as of the Closing Time and of the Company at and as of the Option Closing Time, if any, to the performance by the Company of their respective obligations hereunder, and to the following additional conditions:

                           (a) The Registration Statement shall have become
                  effective not later than 4:30 p.m., Nashville Time, on the next succeeding business day following the date hereof, or at such later time and date as shall have been consented to by you; all filings required by Rule 424 and Rule 430A of Regulation C under the Act shall have been made; at the Closing Time and the Option Closing Time, if any, no stop order suspending the effectiveness thereof shall have been issued under the Act or proceedings therefor initiated or threatened or, to the knowledge of the Company or the Underwriters, shall be contemplated by the Commission; any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to your satisfaction; and the NASD, upon review of the terms of the public offering of the Shares, shall not have objected to such offering, such terms or the Underwriters' participation in the same.

                           (b) At the Closing Time and the Option Closing Time,
                  if any, you shall have received:

                                    (1) The favorable opinion, dated as of the
                           Closing Time, and the Option Closing Time, if any, of Bass, Berry & Sims PLC, counsel for the Company, in form and substance satisfactory to you and counsel to the Underwriters, to the effect that:

                                             (i) The Company has been duly
                                    incorporated and is validly existing as a corporation under the laws of the State of Tennessee, with corporate power and corporate authority under such laws to own, lease and operate its properties as now owned, leased or operated and to conduct its business as now conducted, and is qualified as a foreign corporation to transact the business in which it is engaged and is in good standing as a foreign corporation in all other jurisdictions where the failure to be so qualified would have a material adverse effect upon the Company.

                                             (ii) Each of the subsidiaries of
                                    the Company is validly existing as a
                                    corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and corporate authority to own, lease and operate its properties as now owned, leased or operated and to conduct its business as now conducted, and each is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions where the failure to so qualify would have a material adverse affect on the Company and its subsidiaries, taken as a whole. The outstanding shares of capital stock of the subsidiaries of the Company have been duly authorized and validly issued, are fully paid and nonassessable, and to such counsel's actual knowledge, are owned beneficially by the Company free and clear of all liens, encumbrances, equities and claims.

                                             (iii) The Company had as of
                                    December 28, 1995 an authorized
                                    capitalization as set forth in the
                                    Registration Statement. All of the
                                    outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. The Shares conform to the description thereof contained in the Company's Registration Statement on Form 8-A, as amended, incorporated by reference in the Registration Statement. There are no restrictions upon the transfer of the Shares pursuant to the Company's Charter or Bylaws or, to such counsel's actual knowledge, other instrument to which the Company is a party or by which it may be bound except as described in the Prospectus.

                                             (iv) No consent, approval,
                                    authorization or other action by or filing with any federal or state court or governmental authority is required for the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions that are the subject of this Agreement, except such as have been obtained under the Act and such as may be required by the NASD and under state securities laws in connection with the purchase and distribution of the Shares by you and except such as will not, if not obtained, have a material adverse effect on the transactions contemplated hereby. Execution and delivery by the Company of, and performance of its agreements in, this Agreement will not breach or result in a default under any material indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument actually known to such counsel to which the Company is a party or to which the Company or its properties is subject that are filed as exhibits to the Registration Statement, violate the constituent documents of the Company or any judgment, decree or order actually known to such counsel of any court or governmental agency or body applicable to the Company or any of its properties, or violate any applicable provisions of any state or federal statutory law or regulation (except that no opinion need be expressed as to the securities or Blue Sky laws of any state and no opinion need be expressed as to the antifraud provisions of the federal or state securities laws).

                                             (v) This Agreement has been duly
                                    authorized by all necessary corporate action on the part of the Company and has been duly executed and delivered by the Company, and is enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable equitable principles or by bankruptcy, insolvency, moratorium, reorganization or similar laws from time to time in effect affecting the enforcement of creditors' rights and except that enforceability of the rights to indemnity and contribution contained herein may be limited by federal or state laws and public policy underlying such laws.

                                             (vi) Such counsel hereby confirms
                                    to you, pursuant to the request set forth herein, that except as described in the Prospectus, to the knowledge of such counsel there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Company is a party, or to which the property of the Company is subject that, if adversely determined, would have a material adverse effect on the business, financial position, net worth or results of operations, or would materially adversely affect the properties or assets, of the Company.

                                             (vii) The Registration Statement
                                    and all post-effective amendments thereto have become effective under the Act and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are threatened, pending or contemplated by the Commission and all filings required by Rule 424 and Rule 430A of the Regulations have been made; the Registration Statement and the Prospectus, and any amendments or supplements thereto, as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the Act and the Regulations; the descriptions in the Registration Statement and Prospectus of statutes, regulations, legal and governmental proceedings, contracts and other instruments present fairly in all material respects the information required to be shown; and such counsel do not know of any pending or threatened legal or governmental proceedings, statutes or regulations required to be described in the Prospectus that are not described as required, nor of any contracts, instruments or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described and filed as required; the description in the Registration Statement of the Company's securities and the legal documents, laws and regulations relating to or affecting the business of the Company to the extent they constitute matters of law or legal conclusions fairly present the information disclosed therein in all material respects.

                  Such opinion also will include a statement that the limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process are such that such counsel has not verified, and, except as to the description in the Registration Statement and the Prospectus of statutes, regulations, legal proceedings and contracts and other instruments, is not passing upon and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or Prospectus. Such opinion will also state, however, that such counsel participated in the preparation of the Registration Statement and the Prospectus during the course of which, among other things, such counsel examined various documents and other papers and participated in conferences with representatives of the Company, with representatives of the Company's independent public accountants, and with your representatives and your counsel, at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed, and that on the basis of the information that was developed in the course of such counsel's above-described participation, considered in the light of such counsel's understanding of the applicable law and the experience such counsel has gained through such counsel's practice thereunder, such counsel have no reason to believe that the Registration Statement or any amendment thereto at the time it became effective contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment thereto on the date of filing thereof or at the Closing Time and the Option Closing Time, if any, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, it being understood that such counsel need express no opinion as to the financial statements and other financial or statistical data included in the Registration Statement or the Prospectus.

                  Such opinion may be rendered under and incorporate by reference the Legal Opinion Accord of the ABA Section of Business Law (1991). In addition, in rendering the opinions set forth above in subparagraphs (i), (ii),
(iii) [AND (VI), BASS, BERRY & SIMS PLC MAY RELY UPON THE OPINION OF WAGNER, MYERS & SANGER, P.C.]

                           (2) At the Closing Time and the Option Closing Time,
                  if any, you shall have received the opinion, dated as of the Closing Time, of Waller Lansden Dortch & Davis, counsel for the Underwriters, with respect to the incorporation of the Company, the validity of the Shares of Common Stock issued by the Company, the validity of this Agreement and to the effect that the Registration Statement has become effective under the Act, and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are threatened, pending or contemplated under the Act and such counsel believes that the Registration Statement and the Prospectus and any amendment or supplement thereto (except for financial statements and schedules included therein, as to which such counsel need express no opinion) comply as to form in all material respects with the Act.

                           (c) At the time of the execution of this Agreement,
                  you and the Company shall have received from Coopers & Lybrand a letter dated the effective date of the Registration Statement, in form and substance satisfactory to you, to the effect that (i) they are independent public accountants as required by the Act and the Regulations; (ii) it is their opinion that the financial statements and schedules included in the Registration Statement and covered by their opinions comply as to form in all material respects with the applicable accounting requirements of the Act and the Regulations; (iii) based upon limited procedures set forth in such letter, nothing has come to their attention which causes them to believe that during the period from December 28, 1995, to a specified date not more than five days prior to the date of this Agreement, there has been any change in the capital stock, or increase in the long term indebtedness, capital lease obligations, notes payable or any other short-term indebtedness of the Company or any decrease in working capital, as compared with the amounts shown on the December 28, 1995 balance sheet, or any decreases, as compared with the corresponding period in the preceding year, in total revenues, total or per share net income, total or per share income before provision for income taxes or in the ratios of income before provision for income taxes to revenues or net income to revenues, or any increases in the ratio of operating expenses to revenues or in the provision for bad debts of the Company, in each case except as set forth or contemplated in the Registration Statement; and (iv) they have read in the Registration Statement and the information incorporated by reference therein the information previously requested by the Underwriters and have agreed to and have performed the procedures set forth in such letter and found such amounts or information to be in agreement with the relevant accounting, financial or other records of the Company as described in such letter.

                           (d) At the Closing Time and the Option Closing Time,
                  if any, you and the Company shall have received from Coopers & Lybrand a letter dated as of the Closing Time, and the Option Closing Time, if any, in form and substance satisfactory to you, to the effect that such accountants reaffirm as of such time and as though made at such time the statements made in the letter furnished to you by such accountants pursuant to paragraph (c) of this Section 6, except that the specified date referred to in clause (iv) of such paragraph (c) shall be a date within five days prior to such time for the purposes of this paragraph (d).

                           (e) At the Closing Time and at the Option Closing
                  Time, if any, (i) the Company shall not have sustained since December 28, 1995 any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree; (ii) since the respective dates as of which information is given in the Registration Statement, there shall not have been any material adverse change in the capital stock of the Company or the long-term debt, short-term debt, capitalized leases or operating leases of the Company or a material adverse change, or a development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company, otherwise than as set forth or contemplated in the Registration Statement;
                  (iii) all representations and warranties in Section 1 hereof shall be true and correct with the same effect as though such representations and warranties had been expressly made as of the Closing Time and the Option Closing Time, if any; (iv) no stop order suspending the effectiveness of the Registration Statement shall have been issued, and no proceedings for that purpose shall have been instituted or, to the best knowledge of the Company's principal executive and financial officers, threatened under the Act; and (v) all filings required by Rules 424 and 430A of the Regulations shall have been made. Compliance with clauses (i) through (iv) of this subsection shall be evidenced by a certificate, dated the Closing Time, and the Option Closing Time, if any, of the principal executive and financial officers of the Company delivered to you at the Closing Time, and at the Option Closing Time, if any.

                           (f) All agreements herein to be performed on the part
                  of the Company at or prior to the Closing Time and the Option Closing Time, if any, shall have been so performed.

                           (g) At the Closing Time and the Option Closing Time,
                  if any, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Shares by the Company as herein contemplated and related proceedings or in order to evidence the accuracy and completeness of any of the conditions herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Shares as herein contemplated shall be satisfactory in form and substance to you and to counsel for the Underwriters.

                  If any of the conditions specified in this Section shall not have been fulfilled when and as required by this Agreement to be fulfilled, this Agreement and all obligations of the Underwriters hereunder may be cancelled by you by notifying the Company of such cancellation in writing or by telegram at any time prior to the Closing Time, or the Option Closing Time, as the case may be, and any such cancellation shall be without liability of any party to any other party except as otherwise provided in Section 5 of this Agreement.

                  Section 6A. Conditions to the Company's Obligations. The obligations hereunder of the Company to sell the Shares are subject to the following conditions: The Registration Statement shall have become effective not later than 4:30 p.m., Nashville Time, on the next succeeding business day following the date hereof, or at such later time and date as shall have been consented to by the Company; and at the Closing Time and, with respect to the Company, the Option Closing Time, if any, no stop order suspending the effectiveness of the Registration

Statement shall have been issued under the Act or proceedings therefor initiated or threatened or, to the knowledge of the Company or the Underwriters, shall be contemplated.

                  Section 7.       Indemnification and Contribution.

                  (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act, as follows:

                           (i) against any and all loss, liability, claim,
                  damage and expense whatsoever arising out of or based in whole or in part on any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus, the Prospectus or in any application or other written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Shares under the securities laws thereof (a "Blue Sky Application"), or in any amendment or supplement to any such document, or any omission or alleged omission from the Registration Statement, any preliminary prospectus, the Prospectus or any Blue Sky Application, or in any amendment or supplement to any such document, of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, unless such untrue statement or omission or such alleged untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any Blue Sky Application or in any amendment or supplement to any such document;

                           (ii) against any and all loss, liability, claim,
                  damage and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation, commenced or threatened, or of any claim whatsoever based upon any claim or cause of action described in (i) above, if such settlement is effected with the written consent of the Company; and

                           (iii) against any and all expense whatsoever
                  reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever based upon any claim or cause of action described in (i) above, to the extent that any such expense is not paid under (i) or (ii) above.

                  In no case shall the Company be liable under this indemnity agreement with respect to any claim made against any Underwriter or any such controlling person unless the Company shall be notified in writing of the nature of the claim within a reasonable time after the assertion thereof, but failure so to notify the Company shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. The Company shall be entitled to participate at its own expense in the defense of any suit brought to enforce any such claim, but if the Company elects to assume the defense, such defense shall be conducted by counsel chosen by the Company and satisfactory to the Underwriter or Underwriters or controlling person or persons who are defendant or defendants in any suit so brought. In the event that the Company elects to assume the defense of any such suit and retains such counsel, the Underwriter or Underwriters or controlling person or persons, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel thereafter retained by them. The Company agrees to notify you within a reasonable time of the assertion of any claim against it or any of the Company's officers or directors or any person who controls the Company within the meaning of Section 15 of the Act, in connection with the sale of the Shares.

                  The foregoing indemnity agreement in paragraph (a) is subject to the condition that, insofar as it relates to any such untrue statement, alleged untrue statement, omission or alleged omission made in a preliminary prospectus but eliminated or remedied in the Prospectus, such indemnity agreement shall not inure to the benefit of any Underwriter from whom the person asserting any loss, liability, claim or damage purchased the Shares (or to the benefit of any person who controls such Underwriter) if a copy of the Prospectus was not furnished to such person at or prior to the time such action is required by the Act.

                  (b) Each Underwriter severally agrees that it will indemnify and hold harmless the Company and each of its officers who signs the Registration Statement, each of its directors, and each person, if any, who controls the Company within the meaning of Section 15 of the Act to the same extent as the foregoing indemnity from the Company, but only with respect to statements or omissions made in the Registration Statement, any preliminary prospectus, the Prospectus or any Blue Sky Application, or in any amendment or supplement to any such document, in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Underwriter through you expressly for use in the Registration Statement, any such preliminary prospectus, the Prospectus or any Blue Sky Application, or in any amendment or supplement to any such document. In case any action shall be brought against the Company or any other person so indemnified, and in respect of which indemnity may be sought hereunder against any Underwriter, such Underwriter shall have the rights and duties given to the Company, and the Company and each person so indemnified shall have the rights and duties given to the Underwriters, by the provisions of subsection (a) of this Section 7.

                  (c) If the Indemnification provided in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) above in respect of any losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to herein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to above shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such claim. Notwithstanding the provisions of this subsection (c), no Underwriter shall be required to contribute an amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute are several in proportion to their respective underwriting obligations and not joint.

                  In any proceeding relating to the Registration Statement, any preliminary prospectus, the Prospectus, any Blue Sky Application, or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 7 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon him or it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join him or it as an additional defendant in any such proceeding in which such other contributing party is a party.

                  Section 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or contained in certificates of officers of the Company submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Shares to the Underwriters.

                  Section 9. Effective Date of this Agreement and Termination Thereof.

                  (a) This Agreement shall become effective (i) at 10:30 a.m., Nashville Time, on the first full business day following the day on which the Registration Statement becomes effective or (ii) upon the initial public offering by the Underwriters of any of the Shares after the Registration Statement becomes effective, whichever shall first occur. The time of the initial public offering shall mean the time of the release by you for publication of the first newspaper advertisement which is subsequently published relating to any of the Shares, or the time at which any of the Shares are first generally offered by the Underwriters to dealers by letter or telegram, whichever shall first occur. You or the Company may prevent this Agreement from becoming effective, without liability of any party except as otherwise provided in Section 5 with respect to such action by the Company, by giving the notice indicated below in this Section 9 prior to the time when this Agreement would otherwise become effective as herein provided. Any such notice shall be effective only upon receipt.

                  (b) You shall have the right to terminate this Agreement by giving the notice indicated below in this Section 9 at any time at or prior to Closing Time (i) if there shall have been, since the respective dates as of which information is given in the Registration Statement and Prospectus, any material adverse change in the condition, financial or otherwise, of the Company, or in the results of operations or business prospects of the Company, whether or not arising in the ordinary course of business, or (ii) if there shall have occurred any national or international calamity or crisis, financial or otherwise, the effect of which on the financial markets of the United States shall be material and adverse in nature and shall be such as in your judgment makes it impractical for the Underwriters to sell the Shares, or (iii) if trading on the New York Stock Exchange shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices of securities shall have been required on said Exchange by order of such Exchange or of the Commission or any other governmental authority having jurisdiction, or if a banking moratorium shall have been declared by federal, Tennessee or New York authorities. If you terminate this Agreement as provided in this Section, such termination shall be without liability of any party to any other party except as otherwise provided in Section 5.

                  If you elect to prevent this Agreement from becoming effective or to terminate this Agreement as provided in this Section 9, the Company and each other Underwriter shall be notified promptly by you, by telephone or telegram, confirmed by letter. If the Company elects to prevent this Agreement from becoming effective as provided in this Section 9, you shall be notified promptly by the Company by telephone or telegram, confirmed by letter.

                  Section 10. Substitution of Underwriters or Increase in Underwriters' Commitments. If any one or more of the Underwriters shall fail or refuse to purchase the Shares which it or they have agreed to purchase hereunder, and the number of Shares which such defaulting Underwriter or Underwriters agree but fail or refuse to purchase is not more than 10% of the aggregate number of the Shares, the other Underwriters shall be obligated, severally, in the proportion which the number of Shares set forth opposite their respective names in

Schedule A hereto bears to the aggregate number of Shares that the nondefaulting Underwriters have agreed to purchase or in such other proportion as you may specify in accordance with Section 1 of the Agreement Among Underwriters, to purchase the shares that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase. If any Underwriter or Underwriters shall fail or refuse to purchase Shares and the aggregate number of Shares with respect to which such default occurs is more than said 10% and arrangements satisfactory to you and the Company for purchase of such Shares are not made within 24 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except for the liability to be borne by the Company and the Underwriters as provided in Section 5 hereof and the indemnity and contribution agreements in Section 7 hereof. In any such case either you or the Company shall have the right to postpone the Closing Time, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of any such Underwriter under this Agreement.

                  Any notice under this Section 10 may be made by telegraph or telephone but shall be subsequently confirmed by letter.

                  Section 11. Notices. Except as otherwise herein provided, all communications hereunder shall be in writing and, if sent to the Underwriters, shall be mailed, delivered or telegraphed and confirmed to J.C. Bradford & Co., 330 Commerce Street, Nashville, Tennessee 37201-1809, Attention: Thomas C. Wylly II, or if sent to the Company, shall be mailed, delivered or telegraphed and confirmed to the Company, in care of the Company at 7132 Commercial Park Drive, Knoxville, Tennessee 37918, Attention: Michael L. Campbell, President.

                  Section 12. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors, and the controlling persons and the officers and directors referred to in Section 7, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective successors, and said controlling persons and said officers and directors, and for the benefit of no other person, firm or corporation. No purchaser of Shares from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

                  Section 13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee.

                  If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement among the Company and the Underwriters in accordance with its terms.



                           Very truly yours,

                           REGAL CINEMAS, INC.



                           By:____________________________________________
                                   Michael L. Campbell, President

Confirmed and accepted
as of the date first above written:

J.C. BRADFORD & CO.
WHEAT, FIRST SECURITIES, INC.
MONTGOMERY SECURITIES

For themselves and as the Representatives of the other Underwriters named in Schedule A hereto.


By:  J.C. BRADFORD & CO.


By:_____________________
          Partner

                                                                      SCHEDULE A

                                                                        Number
Underwriter                                                           of Shares
- -----------                                                           ---------
J.C. Bradford & Co....................................................
Wheat, First Securities, Inc..........................................
Montgomery Securities.................................................
                                                                       --------

                  Total...............................................
                                                                       ========